UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 18, 2009

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

3 Corporate Drive, Suite 100, Clifton Park, NY  12065
(518) 348-0099
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On March 18, 2009, On2 Technologies, Inc. (the “Company”) began implementing a number of cost reduction initiatives at its Finnish subsidiary, On2 Finland. These initiatives include a reduction in workforce that is expected to reduce headcount by approximately 40 On2 Finland employees.  The Company has implemented these cost reduction initiatives in order to align spending with demand that has weakened as a result of the current global economic conditions and uncertainties, particularly in the semiconductor industry in which On2 Finland operates.  In accordance with Finnish law, the Company has negotiated with the representative of the On2 Finland employees and On2 Finland’s management team in order to obtain consensus on the reduction in workforce plan.  The Company will implement the plan primarily through a furlough process that will take effect in April 2009 and is expected to be fully implemented over the course of the next four months.

The Company anticipates incurring cash and non-cash restructuring and impairment charges in the aggregate of $1.1 million to $1.5 million during 2009. These estimated charges consist primarily of one-time employee reduction costs, the majority of which are related to post-termination employee payments required by Finnish law and the collective bargaining agreement covering most On2 Finland employees, and other related restructuring costs.  The post-termination payments are triggered if the Company terminates some or all of the furloughed employees or if employees who are furloughed for longer than 200 days elect to terminate their own employment.  The total costs incurred will depend on a number of factors, including the duration of the furloughs, the number of employees, if any, that are recalled from furlough or terminated and, for employees that are furloughed for longer than 200 days, the number of such employees that have not obtained other employment.

Safe Harbor Statement

This Current Report on Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties, including statements regarding the Company’s estimate of the expected charges and costs related to the workforce reduction.  Factors that will determine the actual charges or costs or that could cause charges or costs to differ materially from the Company’s estimates include variations in the costs of implementing the workforce reduction, renegotiation of leases and other contacts, the duration of the furloughs, the number of employees, if any, that are recalled from furlough and the number of furloughed employees who obtain other employment and the timing of such employment.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2009	On2 Technologies, Inc.
	By:	/s/ Matthew Frost
	Name:	Matthew Frost
	Title:	Interim Chief Executive Officer and
Chief Operating Officer